UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________

Date of Report (Date of earliest event reported):
February 16, 2010
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously disclosed, Magnum Hunter Resources Corporation (the “Company”) entered into an Asset Purchase Agreement, dated October 28, 2009, as amended (the “Agreement”), to acquire substantially all of the assets (the “Acquisition”) of Triad Energy Corporation, a West Virginia corporation, and certain of its affiliated entities (collectively, “Triad”).  On February 12, 2010, the Company completed the Acquisition pursuant to the terms of the Agreement and the Order Confirming Joint Plan of Reorganization of Triad Resources, Inc., et al. (the “Bankruptcy Order”), entered on January 28, 2010 by the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division.

The acquired assets consist primarily of oil and gas property interests in approximately 2,000 operated wells and include over 88,000 net mineral acres located in the states of Kentucky, Ohio, and West Virginia, a natural gas pipeline, two salt water disposal facilities, three drilling rigs, workover rigs, and other oilfield equipment.  Pursuant to the terms of the Agreement, Triad Hunter, LLC, a wholly-owned subsidiary of the Company formed for purposes of the Acquisition, and certain of its affiliates acquired the assets for aggregate consideration of approximately $81 million.  The $81 million total purchase price consisted of (i) the repayment of $55 million of Triad senior debt via drawing under the Company’s existing $150 million revolving commercial bank line of credit ($70 million borrowing base) and assumption of approximately $3 million of equipment indebtedness, (ii) the issuance to Triad’s Secured Creditors (as defined below) of $15 million of the Company’s Series B Redeemable Convertible Preferred Stock (the “Preferred Stock”), and (iii) the payment to Triad of $8 million in cash.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, as amended, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed on October 29, 2009 and which is incorporated herein by reference.

In connection with the Acquisition, the Company amended and restated its senior credit facility, which will be summarized in a subsequent Current Report on Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the Acquisition and pursuant to the Bankruptcy Order, on February 12, 2010, the Company issued, in the aggregate, 4,000,000 shares of its Preferred Stock, with an aggregate liquidation preference of $15 million, to Allied Irish Banks, P.L.C., Capital One, N.A., and Citibank, N.A. (collectively, the “Secured Creditors”), each of which was a secured creditor of Triad in its Chapter 11 bankruptcy proceedings.  The Preferred Stock was issued as partial consideration for the Acquisition and served as partial satisfaction of the bankruptcy claims of the Secured Creditors against Triad.

The Preferred Stock was issued pursuant to the Bankruptcy Order and an exemption from registration under Regulation D under the Securities Act of 1933 (“Regulation D”).  The Secured Creditors are accredited investors within the meaning of Rule 501 of Regulation D, and the Preferred Stock was not sold by any form of general solicitation or general advertising.

Pursuant to the Certificate of Designation for the Preferred Stock (the “Certificate of Designation”), the Preferred Stock is entitled to dividends at a rate of 2.75% per annum payable quarterly (i) in shares of Preferred Stock or (ii) subject to the receipt of any required consent under the Company’s senior credit facility, in cash.  At any time within twenty years of the date of issuance, the holders of shares of the Preferred Stock may convert any or all of their Preferred Stock into shares of the Company’s common stock (the “Common Stock”), at a conversion ratio of one share of Preferred Stock to one share of Common Stock.  The Preferred Stock is subject to redemption by the Company at a price of $3.75 per share (a) at any time following the two-year anniversary of the date on which such shares of Preferred Stock were issued, or (b) if the average trading price of the Common Stock equals or exceeds $4.74 per share for five consecutive trading days.  The Preferred Stock is subject to redemption at the option of the holders at a price of $3.75 per share at any time between the two-year anniversary and the twenty-year anniversary of the date on which such shares of Preferred Stock were issued.

 The Preferred Stock enjoys a liquidation preference of the greater of (i) its $3.75 per share stated value plus all accrued and unpaid dividends or (ii) the amount payable per share of Common Stock upon liquidation if the holder of the Preferred Stock had converted such shares of Preferred Stock into Common Stock immediately prior to the liquidation event, together with all accrued and unpaid dividends thereon.  The Preferred Stock has no voting rights except in certain limited circumstances.

The foregoing description of the terms of the Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1.

Item 5.03.  Amendments to Articles of Incorporation.

The description of the Certificate of Designation set forth above under Item 3.02 is incorporated herein by reference.

On February 11, 2010, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware.  The Certificate of Designation is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 8.01.  Other Events.

On February 16, 2010, the Company issued a press release announcing the consummation of the Acquisition, a copy of which is filed with this Current Report on Form 8-K as Exhibit 99.1.

The historic and pro forma financial statements required by Item 9.01 will be timely filed in a subsequent Current Report on Form 8-K or another filing pursuant to the Securities Exchange Act of 1934.

The Company is including in this Item 8.01 of this Current Report on Form 8-K certain supplemental financial information regarding the combined company for potential investors and to incorporate such information by reference in pending and future registration statements under the Securities Act of 1933.  The unaudited pro forma balance sheet of the Company as of September 30, 2009 and the unaudited pro forma income statement for the year ended December 31, 2008 and the nine month period ended September 30, 2009, which each give effect to (i) the purchase of Triad’s assets (including the issuance of the Preferred Stock by the Company to Triad and its designees as part of the consideration for the assets), (ii) the incurrence of indebtedness by the Company pursuant to the new revolving credit facility, (iii) the Company’s issuance of additional shares of common stock between October 31, 2009 and February 10, 2010, and (iv) the issuance of shares of series C preferred stock, are attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference (collectively, the “Pro Forma Financial Information”).  Sections (iii) and (iv) above were included in the Pro Forma Financial Information as both were closing conditions under the Agreement.  The Pro Forma Financial Information includes TriTex Energy, L.L.C. and TriTex Resources L.L.C., affiliates of Triad, the assets of which were not acquired by the Company pursuant to the Agreement, and does not include Alpha Drilling Ltd., an affiliate of Triad, the assets of which were acquired by the Company pursuant to the Agreement. The Pro Forma Financial Information should be read in conjunction with the notes thereto, the Company’s Current Reports on Form 8-K, filed on October 28, 2009 and November 16, 2009, and the consolidated financial statements of the Company and the notes thereto as filed with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Forward-Looking Statements

This Current Report on Form 8-K (including the information included or incorporated by reference herein) includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Such statements may include, but are not limited to, statements about the benefits of the proposed agreement between the Company and Triad, including future financial and operating results, the combined company’s plans, objectives, expectations, and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of the Company’s and Triad’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking information.

The following factors, among others could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed acquisition of the Triad assets will not be realized, or will not be realized within the expected time period, due to, among other things, the risk that the assets will not be integrated successfully, disruption from the asset purchase making it more difficult to maintain business and operational relationships, the Company’s and Triad’s ability to accurately predict future market conditions; the actual terms of the financing required for the asset purchase and/or the failure to obtain such financing, and the risks of new and changing regulation of the oil and gas industry.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, the registration statement filed by the Company on September 16, 2009, as amended and supplemented from time to time, and the Company’s other filings with the Securities and Exchange Commission from time to time.  You are cautioned not to place undue reliance on such statements.  We undertake no obligation to publicly update or revise any forward-looking statement.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation for Series B Redeemable Convertible Preferred Stock
99.1	Press Release dated February 16, 2010
99.2	Pro Forma Financial Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: February 16, 2010	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Designation for Series B Redeemable Convertible Preferred Stock
99.1	Press Release dated February 16, 2010
99.2	Pro Forma Financial Information